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                                                                   EXHIBIT 10.18

                     McLaren Performance Technologies, Inc.

                               September 23, 2002

Amherst H. Turner
401 East Stadium
Ann Arbor, MI 48014

         RE:   Amendment to Warrant and Subordinated Convertible Note

Dear Amherst:

     This letter amends the (i) Warrant, dated March 24, 2002, to purchase 37,500 shares at $1.00 a share (the "Warrant") issued by McLaren Performance Technologies, Inc. (the "Company"); and (ii) Subordinated Convertible Promissory Note, dated March 24, 2002, in the amount of $250,000 issued by the Company (the "Note"), as set forth below. Capitalized terms not defined herein have the meaning given to them in the Warrant or Note, as applicable.

     You agree that in no event may the number of shares issued, in the aggregate, pursuant to the Warrant and Note exceed 25,000 (the "Cap") without the prior approval of the Company's stockholders, if such approval is required by any applicable NASD or other market rule. In the event that an applicable NASD or other market rule does require approval, the Company agrees to include a proposal in its proxy statement, for the Annual Meeting to be held in 2003, whereby the Board of Directors recommends to the stockholders the approval of the potential issuance of 37,500 shares pursuant to the Warrant and the issuance of that number of shares (which may exceed 25,000) that could be issued upon a conversion of the Note.

     Section 2(a) of the Note is hereby amended to read in its entirety:

     "(a) Conversion by the Company. At any time any principal is outstanding, by providing notice in accordance with Section 10 hereof (the "Conversion Notice") to the Holder, the Company may cause the Holder to convert any portion or the full amount of the then outstanding principal (the "Conversion Principal") into that number of shares of the Company's common stock ("Conversion Shares") determined in the manner set forth in Section 2(c) hereof."

     The Company hereby provides the Conversion Notice to the Holder notifying the Holder that the Company requests, and the Holder agrees, to convert $6,500 into 25,000 shares of the Company's common stock, based on a Per Share Market Price of $.26. The Notice Date is the date hereof.

     Except as specifically amended hereby, the Warrant and the Note shall continue in full force and effect in accordance with their terms.

     Please indicate your agreement with the foregoing by executing the enclosed copy of this letter and returning it to me.

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                              MCLAREN PERFORMANCE TECHNOLOGIES, INC.


                              By:/s/ Chris J. Panzl
                                 --------------------------------
                                 Name: Chris J. Panzl
                                 Its: Chief Financial Officer

ACCEPTED AND AGREED:


/s/ Amherst H. Turner
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Amherst H. Turner

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